Exhibit 10.1

Service Agreement

This SERVICE AGREEMENT (this “Agreement”) is made as of December 31, 2016 (the “Effective Date”) by and among AEC Southern (Shenzhen) Management Co. Ltd. (the “Company”), a wholly owned foreign enterprise organized and operating in the People’s Republic of China and a wholly owned Company of the Parent (as defined below), American Education Center Inc., a Nevada Company (the “Parent”) and Qi Wu (“Service Provider”) on the other hand.

WHEREAS, the Company intends to engage the Service Provider to provide business development services to the Company and to secure contracts on behalf of the Company (the “Services”); the Parent has agreed to compensate the Service Provider on behalf of the Company for the Services;

WHEREAS, the Service Provider desires to provide business development services to the Company including but not limited to, growing the Company’s sales and/or revenue to meet certain milestones, in exchange for an aggregate of 10,000,000 shares of common stock of the Parent, at par value $0.001 per share (collectively, the “Shares”) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Services. The Service Provider desires to provide the Services to the Company subject to certain performance requirements as set forth in Section 2 of this Agreement. The Service Provider warrants that it will perform its obligations under the Agreement in a professional manner consistent with the level of care, skill, practice and judgment exercised by others in performing the Services of a similar nature under similar circumstances.

2. Payment Terms. The Service Provider shall receive from the Parent, an aggregate of 10,000,000 shares of common stock of the Parent, par value $0.001 per share (the “Shares”), of which [A] 6,000,000 of the Shares shall be issued to the Service Provider immediately after the Effective Date (the “Service Shares”); [B] 2,000,000 of the Shares (the “Incentive Shares Tranche 1”) shall be issued upon such time when the Company’s sales revenue generated by the Service Provider reaches at least US$ 20 million for any fiscal year ending December 31 after the Effective Date (the “Milestone 1”); and [C] the remaining 2,000,000 of the Shares (the “Incentive Shares Tranche 2”, together with Incentive Shares Tranche 1, the “Incentive Shares”) shall be issued at such time when the Company’s sales revenue generated by the Service Provider reaches at least US$30 million for any following fiscal year ending December 31 after Milestone 1 is achieved (the “Milestone 2”).

The issuance of Incentive Shares shall be subject to and contingent upon the achievement of Milestone 1 and/or Milestone 2, as the case may be, and the number of the Shares shall be adjusted for any stock split, stock dividend, reverse stock split or similar event. In the event that Milestone 1 and/or Milestone 2 are not achieved in the Company’s sole discretion, the Incentive Shares shall not be issued and the obligations of the Parent to issue any portion or all of the Shares shall be thereafter terminated.

3. Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall end upon the completion of Milestone 2 and the issuance of Incentive Shares Tranche 2 (the “Agreement Term”) on the terms and subject to the conditions set forth in this Agreement. The Agreement Term may be extended automatically for 1-year periods until December 31, 2019 (“Agreement Extension Term”).

4. Termination.

(a)          During the Agreement Term, the Company may terminate the Agreement with prior written notice for any reasons, without penalty.

(b) The Service Provider may terminate the Agreement during the Agreement Term by written notice 3-months in advance. Upon termination of this Agreement pursuant to this Section 4(b), the right to receive any unissued Incentive Shares by the Service Provider shall be terminated immediately During the Agreement Extension Term, either the Company or the Service Provider may notify each other in writing 3-months prior to the expiration of the Agreement Extension Term its intention to terminate the Agreement.

6. Nondisclosure and Nonuse of Confidential Information. The Service Provider agrees as follows:

(a) The Service Provider will not disclose or use at any time, either during the Agreement Term (including any extension period) (the “Confidential Period”) or thereafter, any Confidential Information (as hereinafter defined) of which the Service Provider is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is required pursuant to an order of a court of competent jurisdiction. The Service Provider will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

The Service Provider shall deliver to the Parent at the termination of the Confidential Period, or at any time the Parent may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Parent which the Service Provider may then possess or have under his or her control.

(b) As used in this Agreement, the term “Confidential Information” means information that is used, developed or obtained by the Parent or the Company in connection with their business, including, but not limited to, information, observations and data obtained by the Service Provider during the Agreement Term (including those obtained prior to the date of this Agreement) concerning (i) the businesses or affairs of the Parent or the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Service Provider proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(c) As used in this Agreement, the term “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Parent’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Service Provider (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the Agreement Term if and to the extent such Work Product results from any work performed for the Parent or the Company, any use of the Parent’s or the Company’s premises or property or any use of the Confidential Information) by the Service Provider (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

7. Non-Solicitation. During the period commencing on the date hereof and ending on the first anniversary of the date of termination of the Confidential Period, the Service Provider shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Parent or the Company to leave the employ of the Parent or the Company or in any way interfere with the relationship between the Parent and/or the Company, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Parent or the Company until six (6) months after such individual’s employment relationship with the Parent or the Company, as the case may be, has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Parent or the Company to cease doing business with the Parent or the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Parent, on the other hand.

8.Investment Representations. The Service Provider hereby represents and warrants, solely with respect to the Parent as follows:

(1) Acknowledgment. The Service Provider understands and agrees that the Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Shares is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

(2) Exemption. The issuance of the Shares shall be exempt from registration under the Securities Act, pursuant to Section 4(2)(a) thereof.

(3) Stock Legends. The Service Provider hereby agrees with the Parent as follows:

(a)          Securities Act Legend. The certificate(s) evidencing the Shares issued to the Service Provider, and each certificate issued in transfer thereof, will bear the following legend:

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT IS NOT REQUIRED. FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b)          Other Legends. The certificate(s) representing such Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(c)          Opinion. The Service Provider will not transfer any or all of the Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Service Provider’s Shares, as the case may be, without first providing the Parent with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Parent) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d)          Consent. The Service Provider understands and acknowledges that the Parent may refuse to transfer the Shares, unless the Service Provider comply with this Section 8. The Service Provider consents to the Parent making a notation on its records or giving instructions to any transfer agent of the Parent’s Shares in order to implement the restrictions on transfer of the Shares.

9. Material Non-Public Information. Service Provider is expressly prohibited from purchasing or selling securities of the Parent based on any material non-public information obtained during the course of performing services to the Parent. In addition, Service Provider is prohibited from informing, or "tipping," any other person about such material information. Service Provider also agrees to comply with the Parent's Insider Trading Policy, as updated and amended from time to time.

(1) “Non-public” information is any information that has not been previously disclosed and is not otherwise available to investors generally.

(2) Information is generally deemed to be “material” if there is a substantial likelihood a “reasonable investor” would rely on it in deciding to purchase, sell or hold a security to which the information relates. As a practical matter, materiality often is determined after the fact, when it is known that someone has traded on the information and after the information itself has been made public and its effects upon the market are more certain. Examples of information that is generally regarded as material are:

•          Financial results;

•          Projections of future results or other guidance;

•          Major proposed or pending acquisitions, investments or divestitures;

•          Significant project or product developments;

•          Changes in key personnel;

•          Changes in dividends;

•          Stock splits;

•          Stock buy-backs;

•          New equity or debt offerings;

•          Positive or negative developments in outstanding significant litigation;

•          Events that may result in the creation of a significant reserve or write-off or other significant adjustments to the financial statements;

•          Actual or threatened significant litigation or inquiry by a governmental or regulatory authority; and

•          Any other facts which might cause the Parent’s financial results to be substantially affected.

10. Intellectual Property. This Agreement does not grant to the Service Provider the right to use any intellectual property right or other proprietary right of the Parent or the Company, including any patent, copyright, corporate name, trademark, trade dress, trade name, logo, electronic graphic mark, domain name or service mark, the rights to which are owned or controlled by the Parent, the Company or their affiliates (the foregoing being referred to hereinafter collectively as “AEC IP Rights”). Any use by the Service Provider or its employees, agents, contractors of consultants of AEC IP Rights shall be subject to the Parent’s prior written approval, which approval may be conditioned or withheld by the Parent in its sole discretion. All use of the AEC IP Rights by the Service Provider shall inure to the sole benefit of the Parent.

11. Indemnification. Service Provider shall indemnify and hold harmless the Parent and the Company, their partners, their affiliated companies, and all of their respective partners, directors, officers, agents and employees, from claims, losses, damages, liabilities or expenses, including reasonable attorneys’ fees, on account of damages to any person, including the Parent and the Company’s employees or agents, fines or penalties, to the extent arising in whole or in part from (i) the negligent performance of the Services by Service Provider or its employees, agents, contractors or consultants except for those claims arising from the negligence or willful misconduct of the Parent or the Company and (ii) the breach of the Agreement by Service Provider or its employees, agents, contractors or consultants.

12. Miscellaneous.

(1) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof. Each Holder that is a party to the Old Management Incentive Agreement, the Investor Rights Agreement and/or any Retention Agreement hereby acknowledges and agrees that the foregoing agreements, to the extent applicable to such Holder, are terminated and replaced in their entirety by this Agreement.

(2) Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in a federal or state court located in the State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each party shall bear its own expenses incurred in connection with any suit, action or proceeding.

(3) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS.

(4) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(5) Amendments and Waivers. This Agreement may be amended or waived from time to time by an instrument in writing signed by (i) the Service Provider, (ii) the Company, and (iii) the Parent.

(6) Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, registered first-class mail, next-day air courier, telex, facsimile, telecopier, or similar writing:

(7) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by the Service Provider. This Agreement shall be assignable by the Parent only to an entity which is owned, directly or indirectly, in whole or in part by the Parent or by any successor to the Parent or an acquirer of all or substantially all of the assets of the Parent or all or substantially all of the assets of a group of subsidiaries and divisions of the Parent.

(8) Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of contempt jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(9) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(10) Counterparts. This Agreement may be executed in any number of separate counterparts (including by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed by the Parent, the Company and the Service Provider to be effective as of the date first above written.

COMPANY:
AEC Southern (Shenzhen) Management Co. Ltd.

/s/ Ye Tian
NAME: Ye Tian
TITLE: Legal Representative

PARENT:
American Education Center Inc.

/s/ Max P. Chen
NAME: Max P. Chen
TITLE: President, and Chairman of the Board

SERVICE PROVIDER:

/s/ Qi Wu
NAME: Qi Wu